EXHIBIT 21.1
Lennox International Inc. Subsidiaries

The following are the subsidiaries of Lennox International Inc., as of December 31, 2025, and the states or jurisdictions in which they are organized. Subsidiaries are indented below their immediate parent entity. The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Ownership	Jurisdiction
Lennox Industries Inc. (See Annex A)	100%	Delaware
d/b/a Lennox Parts Plus, Lennox Industries Inc. of Delaware, Lennox Global

Heatcraft Inc.	100%	Delaware
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware

Lennox Procurement Company Inc.	100%	Delaware

ANNEX A
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EXHIBIT 21.1

Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction
Allied Air Enterprises LLC	100%	Delaware

LPAC Corp.	100%	Delaware

Lennox Global LLC (See Annex B)	100%	Delaware

LGL Europe Holding Co.	54%	Delaware

Lennox National Account Services Inc.	100%	California

Lennox Services LLC	100%	Delaware
Lennox National Account Services LLC	100%	Florida
d/b/a Commercial Air Systems

Lennox AES Holdings LLC	100%	Delaware
Lennox AES Industries LLC	100%	Delaware

Duro Dyne Buyer, Inc.	100%	Delaware
Duro Dyne National Corp.	100%	Delaware
Duro Dyne Canada Inc.	100%	Canada

Sealed Unit Parts Buyer, Inc.	100%	Delaware
Sealed Unit Parts Co, Inc.	100%	Delaware

ANNEX B
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EXHIBIT 21.1

Lennox Global LLC Subsidiaries

Name	Ownership	Jurisdiction
Lennox (Shanghai) Refrigeration Technology Consulting Co Ltd.	100%	China

LGL Europe Holding Co.	46%	Delaware
P.M. Pagdig, S. de R.L. de C.V. (See Annex C)	99.998%	Mexico
LGL Germany GmbH	100%	Germany
LGL Australia (US) Inc.	100%	Delaware

Lennox India Technology Centre Private Ltd.	0.0005%	India

LII Comercial de Mexico, S. de R.L. de C.V.	99.97%	Mexico

P.M. Pagdig, S. de R.L. de C.V. (See Annex C)	0.002%	Mexico

ANNEX C
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EXHIBIT 21.1

P.M. Pagdig, S. de R.L. de C.V Subsidiaries

Name	Ownership	Jurisdiction
Lennox Switzerland GmbH	100%	Switzerland
LII Mexico Holdings Ltd.	100%	UK
LII United Products, S. de R.L. de C.V.	99.99%	Mexico
LII Comercial de Mexico, S. de R.L. de C.V.	0.03%	Mexico
Lennox Mexico Minority Holdings LLC	100%	Delaware
LII United Products, S. de R.L. de C.V.	0.01%	Mexico

LGL Holland B.V.	100%	Netherlands

Lennox Industries (Canada) ULC	100%	Canada

Lennox India Technology Centre Private Ltd.	99.9995%	India

LII Global UK Ltd.	100%	United Kingdom